Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Pennsylvania Investment Quality Municipal Fund
811-06265

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 22, 2013; at this meeting the shareholders were asked to vote on the election of Board Members, the approval of an Agreement and Plan of Reorganization and the Issuance of Additional Common Shares.

Voting results are as follows:


Common Shares
<c> Common and Preferred Shares voting
 together as a class
<c>  Preferred Shares
To approve an Agreement and Plan of
Reorganization.



   For
                          -
             8,654,514
                          -
   Against
                          -
                440,383
                          -
   Abstain
                          -
                301,797
                          -
   Broker Non-Votes
                          -
             5,580,124
                          -
      Total
                          -
           14,976,818
                          -




To approve the issuance of additional
common shares in connection with each
Reorganization.



   For
             8,450,489
             8,451,554
                    1,065
   Against
                614,298
                614,298

   Abstain
                330,842
                330,842
                          -
      Total
             9,395,629
             9,396,694
                    1,065

Proxy materials are herein incorporated by reference to the SEC filing on August 29, 2013, under Conformed Submission Type DEF 14A, accession number 0001193125-13-350776.